Press Release

Contact:Philip R. Mays

Senior Vice President, Chief Financial Officer & Treasurer

(407) 904-3324

pmays@ctoreit.com

First 2024 Operating Results
FOR IMMEDIATE RELEASE	CTO Realty Growth Reports Second Quarter 2024 Operating Results

WINTER PARK, FL – July 25, 2024 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter ended June 30, 2024.

Second Quarter and Recent Highlights

◾Reported Net Loss per diluted share attributable to common stockholders of $(0.03) for the quarter ended June 30, 2024.
◾Reported Core FFO per diluted share attributable to common stockholders of $0.45 for the quarter ended June 30, 2024.
◾Reported AFFO per diluted share attributable to common stockholders of $0.48 for the quarter ended June 30, 2024.
◾Received net proceeds of $33.1 million from the completion of a follow-on public offering of 1,718,417 shares of the Company’s 6.375% Series A Cumulative Redeemable Preferred Stock.
◾Received net proceeds of $4.3 million from the issuance of 248,960 common shares under the Company’s ATM offering program.
◾Received proceeds of $15.2 million as an early repayment of our Sabal Pavilion seller-financing loan.
◾The Company has approximately $155 million of total liquidity as of June 30, 2024, including $150 million of undrawn commitments on our Revolving Credit Facility.
◾Reported an increase in Same-Property NOI of 2.0% as compared to the second quarter of 2023 and an increase of 4.0% for the six months ended June 30, 2024, as compared to the same period of 2023.
◾Signed not open pipeline represents $4.7 million, or 5.9%, of annual cash base rent in place as of June 30, 2024.
◾Increased full year Core FFO guidance to $1.81 to $1.86 per diluted share and full year AFFO guidance to $1.95 to $2.00 per diluted share, representing increases of 11.9% and 11.0%, respectively, at the midpoint of these ranges.

CEO Comments

“We are pleased that our strong leasing results over the past year are starting to deliver meaningful Same-Property NOI growth, including an increase of 4% for the first half of the year,” said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “The strength of our leasing continued this quarter with an 8.8% leasing spread on comparable leases. Given our solid earnings and increased investment activity outlook, we have increased our full-year Core FFO and AFFO guidance by 11.9% and 11.0%, respectively, at the mid-points of the ranges, and are looking forward to an active second half of 2024.”

Quarterly Financial Results Highlights

The table below provides a summary of the Company’s operating results for the three months ended June 30, 2024:

	Three Months Ended
(in thousands, except per share data)	June 30, 2024	June 30, 2023	Variance to Comparable Period in the Prior Year
Net Income Attributable to the Company	$1,183	$1,800	$(617)	(34.3)%
Net Income (Loss) Attributable to Common Stockholders	$(688)	$605	$(1,293)	(213.7)%
Net Income (Loss) Attributable to Common Stockholders per Common Share - Diluted (1)	$(0.03)	$0.03	$(0.06)	(200.0)%

Core FFO Attributable to Common Stockholders (2)	$10,353	$9,608	$745	7.8%
Core FFO Attributable to Common Stockholders per Common Share - Diluted (2)	$0.45	$0.43	$0.02	4.7%

AFFO Attributable to Common Stockholders (2)	$11,051	$10,781	$270	2.5%
AFFO Attributable to Common Stockholders per Common Share - Diluted (2)	$0.48	$0.48	$—	0.0%

Dividends Declared and Paid - Preferred Stock	$0.40	$0.40	$—	0.0%
Dividends Declared and Paid - Common Stock	$0.38	$0.38	$—	0.0%

(1)

The denominator for this measure excludes the impact of 3.6 million and 3.3 million shares for the three months ended June 30, 2024 and 2023, respectively, related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO Attributable to Common Stockholders per Common Share - Diluted, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per Common Share - Diluted. Further, the weighted average shares used to compute per share amounts for Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

Year-to-Date Financial Results Highlights

The table below provides a summary of the Company’s operating results for the six months ended June 30, 2024:

	Six Months Ended
(in thousands, except per share data)	June 30, 2024	June 30, 2023	Variance to Comparable Period in the Prior Year
Net Income (Loss) Attributable to the Company	$7,025	$(4,193)	$11,218	267.5%
Net Income (Loss) Attributable to Common Stockholders	$3,967	$(6,583)	$10,550	160.3%
Net Income (Loss) Attributable to Common Stockholders per Common Share - Diluted (1)	$0.17	$(0.29)	$0.46	158.6%

Core FFO Attributable to Common Stockholders (2)	$21,090	$18,475	$2,615	14.2%
Core FFO Attributable to Common Stockholders per Common Share - Diluted (2)	$0.93	$0.82	$0.11	13.4%

AFFO Attributable to Common Stockholders (2)	$22,699	$20,644	$2,055	10.0%
AFFO Attributable to Common Stockholders per Common Share - Diluted (2)	$1.00	$0.91	$0.09	9.9%

Dividends Declared and Paid - Preferred Stock	$0.80	$0.80	$—	0.0%
Dividends Declared and Paid - Common Stock	$0.76	$0.76	$—	0.0%

(1)

The denominator for this measure excludes the impact of 3.6 million and 3.3 million shares for the six months ended June 30, 2024 and 2023, respectively, related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO Attributable to Common Stockholders per Common Share - Diluted, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per Common Share - Diluted. Further, the weighted average shares used to compute per share amounts for Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

Investments

During the three months ended June 30, 2024, the Company invested $1.5 million into 1.4 acres of land for future development within the West Broad Village property, which was previously acquired in October of 2022.

During the six months ended June 30, 2024, the Company invested $72.5 million into two retail properties totaling 319,066 square feet and one vacant land parcel, and originated one $10.0 million first mortgage structured investment. These investments represent a weighted average going-in cash yield of 8.2%.

Dispositions

During the three months ended June 30, 2024, the Company received proceeds of $15.2 million as an early repayment of our Sabal Pavilion seller-financing loan.

During the six months ended June 30, 2024, the Company sold one retail property for $20.0 million at an exit cash cap rate of 8.2%, generating a gain of $4.6 million.

Portfolio Summary

The Company’s income property portfolio consisted of the following as of June 30, 2024:

			Wtd. Avg. Remaining
Asset Type	# of Properties	Square Feet	Lease Term
Single Tenant	6	252	5.7 years
Multi-Tenant	14	3,643	5.0 years
Total / Wtd. Avg.	20	3,895	4.9 years
Square Feet in thousands.

Property Type	# of Properties	Square Feet	% of Cash Base Rent
Retail	15	2,467	62.5%
Office	1	210	4.5%
Mixed-Use	4	1,218	33.0%
Total	20	3,895	100.0%
Square Feet in thousands.

Leased Occupancy	94.6%
Occupancy	92.6%

Same Property Net Operating Income

During the second quarter of 2024, the Company’s Same-Property NOI totaled $14.9 million, an increase of 2.0% over the comparable prior year period, as presented in the following table:

	Three Months Ended
	June 30, 2024	June 30, 2023	Variance to Comparable Period in the Prior Year
Single Tenant	$1,292	$1,191	$101	8.5%
Multi-Tenant	13,587	13,391	196	1.5%
Total	$14,879	$14,582	$297	2.0%

$ in thousands.

During the six months ended June 30, 2024, the Company’s Same-Property NOI totaled $30.0 million, an increase of 4.0% over the comparable prior year period, as presented in the following table:

	Six Months Ended
	June 30, 2024	June 30, 2023	Variance to Comparable Period in the Prior Year
Single Tenant	$2,439	$2,140	$299	14.0%
Multi-Tenant	27,554	26,696	858	3.2%
Total	$29,993	$28,836	$1,157	4.0%

$ in thousands.

Leasing Activity

During the quarter ended June 30, 2024, the Company signed 16 leases totaling 78,593 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 11 leases totaling 57,878 square feet at an average cash base rent of $23.34 per square foot compared to a previous average cash base rent of $21.45 per square foot, representing 8.8% comparable growth.

A summary of the Company’s overall leasing activity for the quarter ended June 30, 2024, is as follows:

		Wtd. Avg.	Cash Rent per	Tenant	Leasing
	Square Feet	Lease Term	Square Foot	Improvements	Commissions
New Leases	31	8.1 years	$33.28	$865	$515
Renewals & Extensions	48	4.0 years	21.06	10	57
Total / Wtd. Avg.	79	6.0 years	$25.87	$875	$572

In thousands except for per square foot and weighted average lease term data. Comparable leases compare leases signed on a space for which there was previously a tenant. Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

During the six months ended June 30, 2024, the Company signed 34 leases totaling 182,707 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 26 leases totaling 152,577 square feet at an average cash base rent of $25.05 per square foot compared to a previous average cash base rent of $17.77 per square foot, representing 41.0% comparable growth.

A summary of the Company’s overall leasing activity for the six months ended June 30, 2024, is as follows:

		Wtd. Avg.	Cash Rent per	Tenant	Leasing
	Square Feet	Lease Term	Square Foot	Improvements	Commissions
New Leases	101	10.9 years	$28.29	$5,707	$1,648
Renewals & Extensions	82	3.9 years	24.48	25	97
Total / Wtd. Avg.	183	8.0 years	$26.58	$5,732	$1,745

In thousands except for per square foot and weighted average lease term data. Comparable leases compare leases signed on a space for which there was previously a tenant. Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Capital Markets and Balance Sheet

During the quarter ended June 30, 2024, the Company completed the following notable capital markets activities:

◾	Issued 248,960 common shares under its ATM offering program at a weighted average gross price of $17.62 per share, for total net proceeds of $4.3 million.
◾	Completed a follow-on public offering of 1,718,417 shares of the Company’s 6.375% Series A Cumulative Redeemable Preferred Stock. The Company received net proceeds of $33.1 million, after deducting the underwriting discount and offering expenses payable by the Company, which proceeds were used to pay down our Revolving Credit Facility.
◾	As of June 30, 2024, the Company has $150 million of undrawn commitments on our Revolving Credit Facility, and $4.8 million of cash on hand for total liquidity of $154.8 million.

The following table provides a summary of the Company’s long-term debt, as of June 30, 2024:

Component of Long-Term Debt	Principal	Maturity Date	Interest Rate	Wtd. Avg. Rate as of June 30, 2024
2025 Convertible Senior Notes	$51.0 million	April 2025	3.875%	3.88%
2026 Term Loan (1)	65.0 million	March 2026	SOFR + 10 bps + [1.25% - 2.20%]	2.87%
Mortgage Note (2)	17.8 million	August 2026	4.060%	4.06%
Revolving Credit Facility (3)	150.0 million	January 2027	SOFR + 10 bps + [1.25% - 2.20%]	5.07%
2027 Term Loan (4)	100.0 million	January 2027	SOFR + 10 bps + [1.25% - 2.20%]	2.95%
2028 Term Loan (5)	100.0 million	January 2028	SOFR + 10 bps + [1.20% - 2.15%]	5.33%
Total Long-Term Debt	$483.8 million			4.23%

(1)

The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 1.27% plus the 10 bps SOFR adjustment plus the applicable spread.

(2)	Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas.
(3)

The Company utilized interest rate swaps on $150.0 million of the Credit Facility balance to fix SOFR and achieve a weighted average fixed swap rate of 3.47% plus the 10 bps SOFR adjustment plus the applicable spread.

(4)	The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 1.35% plus the 10 bps SOFR adjustment plus the applicable spread.
(5)

The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

As of June 30, 2024, the Company’s net debt to Pro Forma EBITDA was 7.5 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.7 times. As of June 30, 2024, the Company’s net debt to total enterprise value was 47.8%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares.

Dividends

On May 28, 2024, the Company announced a cash dividend on its common stock and Series A Preferred Stock for the second quarter of 2024 of $0.38 per share and $0.40 per share, respectively, payable on June 28, 2024 to stockholders of record as of the close of business on June 13, 2024. The second quarter 2024 common stock cash dividend represents a payout ratio of 84.4% and 79.2% of the Company’s second quarter 2024 Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted, respectively.

2024 Outlook

The Company has increased its Core FFO and AFFO outlook for 2024 and has revised certain assumptions to take into account the Company’s year-to-date performance and revised expectations regarding the Company’s acquisition activities. The Company’s outlook for 2024 assumes continued stability in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions.

The Company’s increased outlook for 2024 is as follows:

	Revised Outlook Range for 2024			Change from Prior Outlook
	Low		High	Low		High
Core FFO per Diluted Share	$1.81	to	$1.86	$0.21	to	$0.18
AFFO per Diluted Share	$1.95	to	$2.00	$0.21	to	$0.18

The Company’s 2024 guidance includes but is not limited to the following assumptions:

◾	Same-Property NOI growth of 2% to 4%, including the known impact of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy, and/or tenant lease defaults, and before any impact from potential 2024 income property acquisitions and/or dispositions.
◾	General and administrative expenses within a range of $15.2 million to $16.2 million.
◾	Weighted average diluted shares outstanding of 22.9 million shares.
◾	Year-end 2024 leased occupancy projected to be within a range of 95% to 96% before any impact from potential 2024 income property acquisitions and/or dispositions.
◾	Investment, including structured investments, between $200 million and $250 million at a weighted average initial cash yield between 8.50% and 9.00%.
◾	Disposition of assets between $50 million and $75 million at a weighted average exit cash yield between 7.50% and 8.25%

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended June 30, 2024, on Friday, July 26, 2024, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details.

Event Details:

Webcast:https://edge.media-server.com/mmc/p/n6cuxiih

Registration:https://register.vevent.com/register/BI83b768fbc540495da856dfd974c470c9

We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT.

NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) June 30, 2024	December 31, 2023
ASSETS
Real Estate:
Land, at Cost	$236,207	$222,232
Building and Improvements, at Cost	601,584	559,389
Other Furnishings and Equipment, at Cost	872	857
Construction in Process, at Cost	4,824	3,997
Total Real Estate, at Cost	843,487	786,475
Less, Accumulated Depreciation	(63,547)	(52,012)
Real Estate—Net	779,940	734,463
Land and Development Costs	300	731
Intangible Lease Assets—Net	95,054	97,109
Investment in Alpine Income Property Trust, Inc.	36,561	39,445
Mitigation Credits	355	1,044
Commercial Loans and Investments	50,323	61,849
Cash and Cash Equivalents	4,794	10,214
Restricted Cash	1,363	7,605
Refundable Income Taxes	85	246
Deferred Income Taxes—Net	2,147	2,009
Other Assets	38,846	34,953
Total Assets	$1,009,768	$989,668
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$1,787	$2,758
Accrued and Other Liabilities	14,713	18,373
Deferred Revenue	5,371	5,200
Intangible Lease Liabilities—Net	13,421	10,441
Long-Term Debt	482,661	495,370
Total Liabilities	517,953	532,142
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 4,697,225 shares issued and outstanding at June 30, 2024 and 2,978,808 shares issued and outstanding at December 31, 2023	47	30
Common Stock – 500,000,000 shares authorized; $0.01 par value, 23,115,110 shares issued and outstanding at June 30, 2024 and 22,643,034 shares issued and outstanding at December 31, 2023	231	226
Additional Paid-In Capital	207,882	168,435
Retained Earnings	268,269	281,944
Accumulated Other Comprehensive Income	15,386	6,891
Total Stockholders’ Equity	491,815	457,526
Total Liabilities and Stockholders’ Equity	$1,009,768	$989,668

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share, per share and dividend data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Revenues
Income Properties	$25,878	$22,758	$50,501	$45,190
Management Fee Income	1,131	1,102	2,236	2,200
Interest Income From Commercial Loans and Investments	1,441	1,056	2,792	1,851
Real Estate Operations	395	1,131	1,443	1,523
Total Revenues	28,845	26,047	56,972	50,764
Direct Cost of Revenues
Income Properties	(8,080)	(6,670)	(14,833)	(13,823)
Real Estate Operations	(259)	(639)	(1,078)	(724)
Total Direct Cost of Revenues	(8,339)	(7,309)	(15,911)	(14,547)
General and Administrative Expenses	(3,459)	(3,327)	(7,675)	(7,054)
Provision for Impairment	(67)	—	(115)	(479)
Depreciation and Amortization	(11,549)	(10,829)	(22,480)	(21,145)
Total Operating Expenses	(23,414)	(21,465)	(46,181)	(43,225)
Gain on Disposition of Assets	—	1,101	9,163	1,101
Other Gain	—	1,101	9,163	1,101
Total Operating Income	5,431	5,683	19,954	8,640
Investment and Other Income (Loss)	1,429	1,811	(1,830)	(2,480)
Interest Expense	(5,604)	(5,211)	(11,133)	(9,843)
Income Before Income Tax Benefit (Expense)	1,256	2,283	6,991	(3,683)
Income Tax Benefit (Expense)	(73)	(483)	34	(510)
Net Income (Loss) Attributable to the Company	1,183	1,800	7,025	(4,193)
Distributions to Preferred Stockholders	(1,871)	(1,195)	(3,058)	(2,390)
Net Income (Loss) Attributable to Common Stockholders	$(688)	$605	$3,967	$(6,583)

Per Share Information:
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$(0.03)	0.03	0.17	(0.29)

Weighted Average Number of Common Shares
Basic	22,787,252	22,482,957	22,669,246	22,593,280
Diluted	22,828,148	22,482,957	22,674,796	22,593,280

Dividends Declared and Paid - Preferred Stock	$0.40	$0.40	$0.80	$0.80
Dividends Declared and Paid - Common Stock	$0.38	$0.38	$0.76	$0.76

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net Income (Loss) Attributable to the Company	$1,183	$1,800	$7,025	$(4,193)
Gain on Disposition of Assets, Net of Tax	—	(1,101)	(9,163)	(1,101)
Provision for Impairment	67	—	115	479
Depreciation and Amortization	11,549	10,829	22,480	21,145
Amortization of Intangibles to Lease Income	(244)	(627)	(718)	(1,306)
Straight-Line Rent Adjustment	346	(122)	1,039	129
COVID-19 Rent Repayments	—	(17)	—	(43)
Accretion of Tenant Contribution	13	38	26	76
Interest Expense	5,604	5,211	11,133	9,843
General and Administrative Expenses	3,459	3,327	7,675	7,054
Investment and Other Income (Loss)	(1,429)	(1,811)	1,830	2,480
Income Tax Benefit (Expense)	73	483	(34)	510
Real Estate Operations Revenues	(395)	(1,131)	(1,443)	(1,523)
Real Estate Operations Direct Cost of Revenues	259	639	1,078	724
Management Fee Income	(1,131)	(1,102)	(2,236)	(2,200)
Interest Income From Commercial Loans and Investments	(1,441)	(1,056)	(2,792)	(1,851)
Other Non-Recurring Items (1)	(303)	—	(553)	—
Less: Impact of Properties Not Owned for the Full Reporting Period	(2,731)	(778)	(5,469)	(1,387)
Same-Property NOI	$14,879	$14,582	$29,993	$28,836

(1)	Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations

Attributable to Common Stockholders

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net Income (Loss) Attributable to the Company	$1,183	$1,800	$7,025	$(4,193)
Add Back: Effect of Dilutive Interest Related to 2025 Notes (1)	—	—	—	—
Net Income (Loss) Attributable to the Company, If-Converted	$1,183	$1,800	$7,025	$(4,193)
Depreciation and Amortization of Real Estate	11,532	10,816	22,447	21,118
Gain on Disposition of Assets, Net of Tax	—	(824)	(9,163)	(824)
Gain on Disposition of Other Assets	(139)	(490)	(370)	(813)
Provision for Impairment	67	—	115	479
Realized and Unrealized Loss (Gain) on Investment Securities	(663)	1,174	3,376	6,092
Extinguishment of Contingent Obligation	—	(2,300)	—	(2,300)
Funds from Operations	$11,980	$10,176	$23,430	$19,559
Distributions to Preferred Stockholders	(1,871)	(1,195)	(3,058)	(2,390)
Funds From Operations Attributable to Common Stockholders	$10,109	$8,981	$20,372	$17,169
Amortization of Intangibles to Lease Income	244	627	718	1,306
Less: Effect of Dilutive Interest Related to 2025 Notes (1)	—	—	—	—
Core Funds From Operations Attributable to Common Stockholders	$10,353	$9,608	$21,090	$18,475
Adjustments:
Straight-Line Rent Adjustment	(346)	122	(1,039)	(129)
COVID-19 Rent Repayments	—	17	—	43
Other Depreciation and Amortization	(3)	(57)	(7)	(116)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	297	229	518	437
Non-Cash Compensation	750	862	2,137	1,934
Adjusted Funds From Operations Attributable to Common Stockholders	$11,051	$10,781	$22,699	$20,644

FFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.44	$0.40	$0.90	$0.76
Core FFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.45	$0.43	$0.93	$0.82
AFFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.48	$0.48	$1.00	$0.91
(1)	For the three and six months ended June 30, 2024 and 2023, interest related to the 2025 Convertible Senior Notes was excluded from net income (loss) attributable to the Company to derive FFO, as the impact to net income (loss) attributable to common stockholders would be anti-dilutive. Further, the weighted average shares used to compute per share amounts for FFO Attributable to Common Stockholders per Common Share – Diluted, Core FFO Attributable to Common Stockholders per Common Share - Diluted, and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	June 30, 2024
Net Income Attributable to the Company	$1,183
Depreciation and Amortization of Real Estate	11,532
Gain on Disposition of Other Assets	(139)
Provision for Impairment	67
Unrealized Gain on Investment Securities	(663)
Distributions to Preferred Stockholders	(1,871)
Amortization of Intangibles to Lease Income	244
Straight-Line Rent Adjustment	(346)
Other Depreciation and Amortization	(3)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	297
Non-Cash Compensation	750
Other Non-Recurring Items (1)	(303)
Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt	5,308
EBITDA	$16,056

Annualized EBITDA	$64,224
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2)	(244)
Pro Forma EBITDA	$63,980

Total Long-Term Debt	$482,661
Financing Costs, Net of Accumulated Amortization	1,048
Unamortized Convertible Debt Discount	125
Cash and Cash Equivalents	(4,794)
Net Debt	$479,040

Net Debt to Pro Forma EBITDA	7.5	x

(1)	Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations.
(2)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investments and disposition activity during the three months ended June 30, 2024.